Hewlett Packard Enterprise
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News Release
Hewlett Packard Enterprise names Frank D’Amelio, former CFO of Pfizer Inc., to Board of Directors
D’Amelio joins HPE Board with more than 40 years of leadership experience across finance and operations

HOUSTON, Texas – January 10, 2023 – Hewlett Packard Enterprise (NYSE: HPE) today announced that Frank D’Amelio, former executive vice president and CFO of Pfizer Inc., has been appointed to HPE’s Board of Directors, effective today. D’Amelio will also serve as a member of the Board’s Audit Committee.

D’Amelio’s expertise and proven leadership in finance, corporate development, and operations across multiple industries will bring additional valuable perspective to the Board, and his experience managing IT will lend a relevant customer lens to his insights.

“Frank has an impressive track record of driving a strategic vision for companies’ financial success and guiding large-scale transformations,” said Patricia Russo, chair of the Board of Directors, Hewlett Packard Enterprise. “HPE will benefit from his executive leadership experience and deep expertise across finance, corporate development, operations, IT, and supply chain as the company continues to drive performance and increase market differentiation.”

D’Amelio is a distinguished leader who has been regularly named one of America’s top CFOs. During his tenure as CFO at Pfizer, he was instrumental in leading a multi-year transformation and increased the company’s market capitalization by approximately $165 billion. In addition to his role as CFO at Pfizer, D’Amelio was also responsible for Global Supply from 2018 to 2021, which included the manufacturing and distribution of the COVID-19 vaccine.

Prior to joining the healthcare sector at Pfizer, D’Amelio worked in senior executive roles in the communications industry, including serving as Chief Operating Officer, Chief Administrative Officer, and Chief Financial Officer during his tenure at Lucent Technologies, Inc., which merged with Alcatel S.A. in 2006 to form Alcatel-Lucent.

“HPE’s differentiated edge-to-cloud strategy and portfolio are well-positioned to meet the needs of customers and continue to propel the company’s transformation and success,” D’Amelio said. “I am delighted to join the Board during this exciting period as HPE accelerates its leadership.”

D’Amelio also currently serves as a board director for Humana, Inc. and Zoetis, Inc.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “intend,” “will,” "may," and similar expressions are intended to identify such forward-looking statements. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

Editorial Contact:
Slgi Jolissaint
slgi.jolissaint@hpe.com